UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2008

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-27122 (Commission file number)	94-2900635 (I.R.S. Employer Identification Number)

3011 Triad Drive Livermore, CA (Address of principal executive offices)	94551 (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Control Agreements

As previously disclosed in its Current Report on Form 8-K dated September 2, 2008, in connection with certain management changes, the Board of Directors of Adept Technology, Inc. ("Adept") approved Adept's preparation and entry into change of control arrangements with Mr. John Dulchinos, Adept's President and Chief Executive Officer, and Ms. Lisa Cummins, the Adept Chief Financial Officer, providing for acceleration of options and restricted stock owned by such executives if such the executive is terminated without cause or terminated voluntarily for good reason within two years after a change of control transaction, as further discussed below.

Adept entered into such change of control agreements with Mr. Dulchinos and Ms. Cummins on September 23, 2008. Each change of control agreement defines a change of control as (i) a merger or consolidation in which the voting securities of Adept owned by the stockholders of Adept immediately prior to such transaction do not represent more than 50% of the total voting power of the surviving controlling entity immediately after such transaction, (ii) the sale of all or substantially all of Adept’s assets, (iii) any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 of that Act), directly or indirectly, of Adept securities representing more than 40% of Adept's total outstanding voting power represented its securities (other than Special Situations Funds and its affiliates), (iv) Adept's dissolution or liquidation, (v) a change in the composition of the Board of Directors within a two-year period, as a result of which fewer than a majority of the directors are incumbent directors, or (vi) any other event substantially similar in substance and result to an event set forth above as determined by the compensation committee of the Board of Directors of Adept.

The executive's equity incentives accelerate if, within two years after the change of control, the executive is terminated without cause or the executive terminates due to death, disability, or because executive's overall compensation plan is not substantially similar and in all events at least as favorable as executive's compensation prior to the change of control or executive's authority or duties are not substantially similar taking into consideration that the executive is likely to know longer be a senior executive officer of a public company and may not be a senior executive officer of the surviving corporation although remaining a leader of the acquired business.  For such purposes, executive’s authority or duties shall be considered to not be "substantially similar" if, without executive’s consent, (i) there is a substantial diminution or adverse modification in executive's position or responsibilities; (ii) the company fails to timely pay any portion of executive’s compensation or benefits then due with an opportunity for cure; or (iii) executive’s principal place of employment is relocated to a location increasing executive's commute by more than 30 miles.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Form of Change of Control Agreement between Adept Technology, Inc. and its executive officer, dated September 23, 2008

* Management or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date:  September 25, 2008                                                   By: /s/ Lisa M. Cummins
Lisa M. Cummins
Vice President of Finance and Chief FinancialOfficer

Index to Exhibits

Exhibit No.	Description
10.1	Form of Change of Control Agreement between Adept Technology, Inc. and its executive officer, dated September 23, 2008